EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Capital Bank Corporation of our report dated February 2, 2001 relating to the consolidated financial statements of First Community Financial Corporation, which appear in such Registration Statement. We also consent to the reference to us under the headings "Shareholder Meetings and Experts" in such Registration Statement.

/s/      PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
November 9, 2001